EXHIBIT 23.2

                          CONSENT OF ERNST & YOUNG LLP






                                     23.2-1

                         Consent of Independent Auditors

     We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Buckeye Cellulose Corporation Formula Plan for Non-Employee Directors of our report dated August 8, 1996, except for Note 16, as to which the date is September 1, 1996, with respect to the consolidated financial statements and schedule of Buckeye Cellulose Corporation included in the Annual Report (Form 10-K) for the year ended June 30, 1996.


                                            Ernst & Young LLP


Memphis, Tennessee
December 17, 1996



                                     23.2-2